Exhibit 10.23

                            Equipment Lease Agreement

This Agreement is made and entered into on February (2?), 2005 in Tai'an City, People's Republic of China (hereinafter referred to as "China"), by and between the following parties:
Lessor: Shandong Shengda Technology Co., Ltd (hereinafter referred to as "Party A")
Legal address: North Tip of the Economy & Trade Corridor, Xintai City. Shandong Province
Legal representative: Chen Xiangzhi

Lessee: Shandong Bangsheng Chemical Co., Ltd (hereinafter referred to as "Party B")
Legal address: No. 342, Lingshan Street, Tai'an City
Legal representative: Xu Xiqing

WHEREAS:
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(1)  Party A is a company limited duly organized,  validly  existing and in good standing under the laws of the P.R.C;
(2) Party B is a company duly organized, validly existing and in good standing as a wholly foreign funded enterprise under the laws of the P.R.C;
(3) Party B intends to lease the Equipment owned by Party A from Party A for its industrial production and operation, and Party A agrees to lease the relevant Equipment to Party B.

After friendly negotiation, in light of Party B's intention of leasing Equipment owned by Party A referred to in Article 1 of this Agreement (hereinafter referred to as "the Leased Equipment"), the parties enter into an agreement as follows:

Article 1   Name and Quantity of the Leased Equipment

For the detailed information of the Leased Equipment, see Attachment 1 of this Agreement for the Evaluation Report for the Leased Equipment of Shangdong Shengda Technology Co., Ltd issued by Tai'an Zhongcheng Limited Liability CPA Firm on November 9, 2005.

Article 2   Lease Term

1. The lease term is three years from the effective date of this Agreement. Both parties irrevocably agree that, after the expiration date of the leasing term, Party B has the right to choose to extend the leasing term for 3 more years, within which the renting fee shall be determined by the




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     two  parties  according  to the Rental  Evaluation  Report  provided  by an independent certified public accountants' firm entrusted by the two parties. However, the renting fee during the extended leasing term shall be maximumly 5% higher than that during the previous 3-year leasing term.
2. Be that as it may otherwise stipulated, the two parties irrevocably agree that Party B has the right to terminate this Agreement at any time; however, Party B should notify Party A in writing with a three-month advanced notice.

Article 3   Rental, Time and Mode of Rental Payment

1. According to Attachment 1 of this Agreement, the parties hereby agree that, the rental under this Agreement is RMB one million six hundred and nineteen thousand and two hundred (1,619,200) yuan per year. If the actual lease term is less than one year, Party B shall pay the rental proportionally according to the actual lease term to Party A.
2. The rental shall be transferred to the account appointed by Party A within the first ten days of each quarter starting from the year when this Agreement comes into effect.

Article 4   Rights and Obligations of Party A

1. Party A warrants handing over all the Leased Equipment to Party B that have not been delivered at the time and place according to this Agreement, and that the Leased Equipment are in good condition and can be used for the purposes agreed in the Agreement for the lease term.
2. During the lease term, without the consent of Party B, Party A shall not impede Party B from normally using the Leased Equipment by transferring, sub*leasing, mortgaging, or other harmful ways. If Party B gives its consent to Party A to transfer the leased equipment, Party B has the priority to purchase under same conditions.
3.   Party A has the right to collect the appointed rental from Party B.

Article 5   Rights and Obligations of Party B

1. Party B warrants paying the rental to Party A in accordance with the appointed mode of payment and time limit.
2. Party B warrants using the Equipment in the appointed manner and for the appointed purposes. If there is no appointed usage of the Equipment, Party B warrants using the Equipment in accordance with the nature of the equipment.
3. During the lease term, Party B is responsible for the daily repair and maintenance of the Leased Equipment, and the costs thereof.
4.   Party B warrants properly taking care of and using the Equipment.



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5.   Without having to get  permission  from Party A, Party B can improve or add other things to the Leased Equipment.
6. During the lease term, all the proceedings obtained from being possessive or using the Leased Equipment shall belong to Party B.
7.   When the lease term  expires,  Party B shall  return all the  Equipment  to
     Party A.
8. During the lease term, Party B has the right to sublease the Equipment to a third party according to its actual needs, whereas it shall warrants that such third party will abide by this Agreement and strictly perform all the obligations on the part of Party B under this Agreement.
9.   Party  A  hereby  irrevocably   authorizes  Party  B  with  the  rights  of
     determining to purchase the Equipment on its own during the lease term. When determining the purchase price of the Leased Equipment, the parties shall jointly appoint an impartial a certified public accountants' firm to evaluate the market price of the Leased Equipment. The evaluation result shall be the purchase price of the Leased Equipment.

Article 6   Amendment and Termination of the Agreement

1. Amendments to this Agreement shall be made by both parties in written form, and come into effect after being signed and sealed by authorized representatives from both parties.
2. Party B has the right to terminate this Agreement at any time, but it should inform Party A of the intention of terminating this Agreement three months in advance.

Article 7   Liabilities for Breach of Contract

1. If Party B fails or delays to pay the rental without any justification, Party A can request the rental be paid in a reasonable period of time. If Party B does not pay the rental after the time limit, Party A has the right to collect the fine for breach of contract from Party B amounting to three per ten thousand of the unpaid amount per day.
2. If Party A assigns this Agreement without consulting Party B, Party B has the right to demand Party A to bear all the reasonable responsibilities to restitute the leased equipment to the original condition and / or compensate Party B for its losses resulting from this.
3. Each party shall compensate the other for the losses resulting from its failure to perform or breach any article of this Agreement.

Article 8   Settlement of Disputes

All the disputes arising out of or related to this Agreement shall be submitted to Beijing-based China International Economic and Trade Arbitration Committee,



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and be arbitrated  by the rules  effective at the time of the  arbitration.  The arbitration award shall be final and shall have binding effect on both parties.

Article 9   Exception Clause

If the Equipment are partly or totally destroyed or lost as a result of the events that cannot be attributed to Party B, Party B can demand for a deduction of, or exemption of the rental. If the purpose of the Agreement cannot be realized as the Equipment are partly or totally destroyed or lost, Party B can terminate the Agreement, and do not need to bear the liabilities induced thereof.

Article 10   Miscellaneous

1. For anything that is not covered in this Agreement, according to the relevant provisions of the Contract Law of PRC, the parties can enter into a supplemental agreement after friendly negotiations. The supplemental agreement shall be an integral part of this Agreement and has the same legal effect as this Agreement.
2. This Agreement shall become effective after being signed and sealed by the authorized representatives from both parties.
3. This Agreement is made in duplicate. Each party shall keep one copy which has the same legal effect.


IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement in Tai'an City, PRC as of the day and year first above written.











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                                 Signature Page

                             (no text on this page)


Shandong Shengda Technology Co., Ltd
Legal representative: /s/ Chen Xiangzhi
                     (signature)


Shandong Bangsheng Chemical Co., Ltd
Legal representative:   /s/  Xu Xiqing
                      (signature)





















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